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                                   EXHIBIT 5
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                                                                       EXHIBIT 5

          [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]



November 29, 1997                                               (202) 274-2000

Board of Directors
Wayne Savings Bancshares, Inc.
151 N. Market Street
Wooster, Ohio 44691

           RE:  WAYNE SAVINGS BANCSHARES, INC.
                REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

          You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Wayne Savings Bancshares, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to The Wayne Savings and Loan Company 1993 Incentive Stock Option Plan and the 1993 Stock Option Plan for Outside Directors (together, the "Plans"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

          Based on the foregoing, we are of the following opinion:

          Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

          This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                       Very truly yours,


                                       /s/ Luse Lehman Gorman Pomerenk & Schick
                                       ----------------------------------------
                                       LUSE LEHMAN GORMAN POMERENK &
                                       SCHICK
                                       A Professional Corporation